EXHIBIT 4.380
THE TAKING OF THIS DOCUMENT OR ANY CERTIFIED COPY OF IT OR ANY DOCUMENT WHICH CONSTITUTES SUBSTITUTE DOCUMENTATION FOR IT, OR ANY DOCUMENT WHICH INCLUDES WRITTEN CONFIRMATIONS OR REFERENCES TO IT, INTO AUSTRIA AS WELL AS PRINTING OUT ANY E-MAIL COMMUNICATION WHICH REFERS TO ANY LOAN DOCUMENT IN AUSTRIA OR SENDING ANY E-MAIL COMMUNICATION TO WHICH A PDF SCAN OF THIS DOCUMENT IS ATTACHED TO AN AUSTRIAN ADDRESSEE OR SENDING ANY E-MAIL COMMUNICATION CARRYING AN ELECTRONIC OR DIGITAL SIGNATURE WHICH REFERS TO ANY LOAN DOCUMENT TO AN AUSTRIAN ADDRESSEE MAY CAUSE THE IMPOSITION OF AUSTRIAN STAMP DUTY. ACCORDINGLY, KEEP THE ORIGINAL DOCUMENT AS WELL AS ALL CERTIFIED COPIES THEREOF AND WRITTEN AND SIGNED REFERENCES TO IT OUTSIDE OF AUSTRIA AND AVOID PRINTING OUT ANY EMAIL COMMUNICATION WHICH REFERS TO ANY LOAN DOCUMENT IN AUSTRIA OR SENDING ANY E-MAIL COMMUNICATION TO WHICH A PDF SCAN OF THIS DOCUMENT IS ATTACHED TO AN AUSTRIAN ADDRESSEE OR SENDING ANY E-MAIL COMMUNICATION CARRYING AN ELECTRONIC OR DIGITAL SIGNATURE WHICH REFERS TO ANY LOAN DOCUMENT TO AN AUSTRIAN ADDRESSEE.
This Acknowledgment Agreement (Convenio de Reconocimiento) is entered into on this 9th day of February, 2011 (the “Agreement”), by and among Grupo CSI de México, S. de R.L. de C.V., CSI en Saltillo, S. de R.L. de C.V., CSI en Ensenada, S. de R.L. de C.V., CSI Tecniservicio, S. de R.L. de C.V., Bienes Industriales del Norte, S.A. de C.V., Técnicos de Tapas Innovativas, S.A. de C.V., Evergreen Packaging México, S. de R.L. de C.V., Maxpack, S. de R.L. de C.V. and Reynolds Metals Company de México, S. de R.L. de C.V., as pledgors under the Pledge Agreements (as defined below), and The Bank of New York Mellon, acting solely in its capacity as Collateral Agent on behalf and for the benefit of the Secured Parties, as pledgee under the Pledge Agreements, in accordance with the following Recitals, Representations and Warranties and Clauses. Terms used in this Agreement and not otherwise defined herein shall have the meaning set forth in the Pledge Agreements.
Recitals
     I. First Pledge Agreement. On January 29, 2010 Grupo CSI de México, S. de R.L. de C.V., CSI en Saltillo, S. de R.L. de C.V., CSI en Ensenada, S. de R.L. de C.V., CSI Tecniservicio, S. de R.L. de C.V., Bienes Industriales del Norte, S.A. de C.V., and Técnicos de Tapas Innovativas, S.A. de C.V., as pledgors, and the Pledgee entered into a floating lien pledge agreement (as amended, extended, restructured, renewed, novated, supplemented, restated, refunded, replaced or modified from time to time, the “First Pledge Agreement”). A copy of the First Pledge Agreement together with the acknowledgement agreements dated May 4, 2010, November 16, 2010, and February 1, 2011 relating to the First Pledge Agreement is attached hereto as Exhibit “A”.
     II. Second Pledge Agreement. On May 4, 2010 Evergreen Packaging México, S. de R.L. de C.V., as pledgor, and The Bank of New York Mellon, as pledgee, entered into a floating lien pledge agreement (as amended, extended, restructured, renewed, novated, supplemented, restated, refunded, replaced or modified from time to time, the “Second Pledge Agreement”). A copy of the Second Pledge Agreement together with the acknowledgement agreements dated

November 16, 2010 and February 1, 2011 relating to the Second Pledge Agreement is attached hereto as Exhibit “B”.
     III. Third Pledge Agreement. On September 1, 2010 Maxpack, S. de R.L. de C.V. and Reynolds Metals Company de México, S. de R.L. de C.V., as pledgors, and The Bank of New York Mellon, as pledgee, entered into a floating lien pledge agreement (as amended, extended, restructured, renewed, novated, supplemented, restated, refunded, replaced or modified from time to time, the “Third Pledge Agreement”, and together with the First Pledge Agreement and the Second Pledge Agreement, the “Pledge Agreements”). A copy of the Third Pledge Agreement together with the acknowledgement agreements dated November 16, 2010 and February 1, 2011 relating to the Third Pledge Agreement is attached hereto as Exhibit “C”.
     IV. Incremental Assumption Agreement. On or about the date hereof, Reynolds Group Holdings Inc., Reynolds Consumer Products Holdings Inc., Closure Systems International Holdings Inc., SIG Euro Holding AG & Co. KGAA, SIG Austria Holding GmbH, Closure Systems International B.V., Pactiv Corporation (successor-in-interest to Reynolds Acquisition Corporation), the Guarantors from time to time party thereto (as defined therein), the Lenders from time to time party thereto (as defined therein) and the Administrative Agent (as defined therein) entered into the Amendment No. 4 and Incremental Term Loan Assumption Agreement (the “Incremental Assumption Agreement”), which amended and restated the Credit Agreement.
Representations and Warranties
I.	Each of the Pledgors hereby represents and warrants, with respect to itself, through its legal representative, that on the date hereof:
(a)	the individual executing this Agreement in the name and on behalf of each of the Pledgors has sufficient power and authority, as well as the necessary authority (corporate, organizational or otherwise) to validly execute and deliver this Agreement on their behalf and to validly bind each of the Pledgors under the terms herein, as evidenced in public deed numbers 33,189, 33,190, 33,198, 33,192, 33,196, 33,191, 33,195, 33,193, and 33,194, dated January 12, 2011, granted before Jose Luis Villavicencio Castañeda, Notary Public number 218 for Mexico City, Federal District, and that such powers, authority and corporate or other authorizations have not been revoked, modified or limited in any manner.
NOW, THEREFORE, based on the Recitals and Representations and Warranties contained herein, the parties hereto agree as follows:

Clauses
First.- Acknowledgment. Each Pledgor (a) confirms and agrees that the Pledge Agreements, as applicable, and the Security Interest created thereunder continue to be in full force and effect subject to the Legal Reservations (as such term is defined in the Credit Agreement), and (b) acknowledges and agrees that (i) the Incremental Assumption Agreement constitutes a Loan Document, and (ii) the obligations of the Loan Parties under the Incremental Assumption Agreement constitute Secured Obligations under the Pledge Agreements.
Second.- No Novation. The parties hereby expressly agree that this Agreement shall not extinguish the obligations for the payment of money outstanding under any Loan Document or discharge or release the priority of any Loan Document or any other security therefor. Nothing herein shall be construed as a substitution or novation of the Secured Obligations, which shall remain in full force and effect. Nothing in or implied by this Agreement or in any other document contemplated hereby shall be construed as a release or other discharge of any Secured Obligation. Each Pledge Agreement shall remain in full force and effect notwithstanding the execution and delivery of this Agreement.
     The parties agree that this Agreement shall be deemed a “Security Document” for the purposes of and as defined in the First Lien Intercreditor Agreement (and for no other purpose) and that, accordingly, all rights, duties, privileges, protections and benefits of the Collateral Agent set forth in the First Lien Intercreditor Agreement are hereby incorporated by reference.
Third.- Entire Agreement. The parties hereby expressly agree that this Agreement is and shall be deemed a part of each Pledge Agreement and, for such reason, all references made in or with respect to each Pledge Agreement, shall include this Agreement.
Fourth.- Jurisdiction, Governing Law. For all matters relating to the interpretation and fulfillment of this Agreement, the parties hereto expressly and irrevocably submit to the applicable laws of Mexico, and to the jurisdiction of the competent courts sitting in Mexico, Federal District, Mexico, and the parties hereby expressly and irrevocably waive their rights to any other jurisdiction to which they may be entitled to by reason of their present or any future domiciles, or for any other reason.
Fifth.- Language. This Agreement is entered into in both the Spanish and English languages; provided that, in the case of any judicial procedure before a Mexican court, the Spanish version shall govern for all purposes.
[Signature page continues]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date first above written.
The Pledgors:
Grupo CSI de México, S. de R.L. de C.V.
CSI en Saltillo, S. de R.L. de C.V.
CSI en Ensenada, S. de R.L. de C.V.
CSI Tecniservicio, S. de R.L. de C.V.
Bienes Industriales del Norte, S.A. de C.V.
Técnicos de Tapas Innovativas, S.A. de C.V.
Evergreen Packaging México, S. de R.L. de C.V.
Maxpack, S. de R.L. de C.V.
Reynolds Metals Company de México, S. de R.L. de C.V.

/s/ Silvia Ema Roldan Gregory
Name:	Silvia Ema Roldán Gregory
Title:	Attorney-in-Fact

The Pledgee:
The Bank of New York Mellon, acting solely in its capacity as Collateral Agent on behalf and for the benefit of the Secured Parties.

/s/ Gabriela Pérez Sierra
Name:	Gabriela Pérez Sierra
Title:	Attorney-in-Fact

Exhibit “A”
Acknowledgement Agreement
Copy of First Pledge Agreement and
Acknowledgement Agreements
[Attached hereto]

Exhibit “B”
Acknowledgement Agreement
Copy of Second Pledge Agreement and
Acknowledgement Agreements
[Attached hereto]

Exhibit “C”
Acknowledgement Agreement
Copy of Third Pledge Agreement and
Acknowledgement Agreements
[Attached hereto]